EXHIBIT 23
CONSENT OF WIPFLI LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-62241) pertaining to the Badger Meter Employee Savings and Stock Ownership Plan (the “Plan”) of our report dated June 17, 2009, with respect to the financial statements and schedules of the Plan included in this Annual Report (Form 11-K) as of December 31, 2008 and 2007 and for the year ended December 31, 2008.
/s/ Wipfli LLP
Milwaukee, Wisconsin
June 17, 2009